Exhibit 3.4

State of Delaware Secretary of State Division of Corporations Delivered 07:55 PM 06/27/2016 FILED 07:55 PM 06/27/2016 SR 20164668701 - File Number 2910891

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY COMPANY ACT

This certificate of conversion to a limited liability company (this “Certificate of Conversion”) has been duly executed by an authorized person of RR Donnelley Financial, Inc. (the “Corporation”) and is being filed by the Corporation to convert the Corporation into a Delaware limited liability company named “Donnelley Financial, LLC” (the “Limited Liability Company”) pursuant to Section 18-214 of the Delaware Limited Liability Company Act and Section 266 of the Delaware General Corporation Law.

1.)	The jurisdiction where the Corporation first formed is Delaware.

2.)	The jurisdiction of the Corporation immediately prior to filing this Certificate of Conversion is Delaware.

3.)	The date the Corporation first formed is June 19, 1998, under its original name “Bowne & Co., Inc.”

4.)	The name of the Corporation immediately prior to filing this Certificate of Conversion is “RR Donnelley Financial, Inc.”

5.)	The name of the Limited Liability Company as set forth in its certificate of formation is “Donnelley Financial, LLC”.

This Certificate of Conversion shall become effective upon its filing with the Secretary of State of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on this 27th day of June, 2016.

RR DONNELLEY FINANCIAL, INC.

By:	/s/ Maureen Kopp
	Name:	Maureen Kopp
	Title:	Assistant Secretary

[SIGNATURE PAGE TO DE CERTIFICATE OF CONVERSION FOR RRDF TO DF LLC]

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

This Certificate of Formation of Donnelley Financial, LLC, dated as of June 27, 2016, is being duly executed and filed by an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq).

1.)	The name of the limited liability company is “Donnelley Financial, LLC”.

2.)	The address of the limited liability company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, 19801. The name of the limited liability company’s registered agent at such address is The Corporation Trust Company.

This Certificate of Formation shall become effective upon its filing with the Secretary of State of the State of Delaware.

State of Delaware Secretary of State Division of Corporations Delivered 07:55 PM 06/27/2016 FILED 07:55 PM 06/27/2016 SR 20164668701 - File Number 2910891

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 27th day of June, 2016.

By:	/s/ Maureen Kopp
	Name:	Maureen Kopp
	Title:	Authorized Person

[SIGNATURE PAGE TO THE DE CERTIFICATE OF FORMATION FOR DF LLC]